EXHIBIT 99.1

Ranger Energy Services, Inc. Completes Acquisition of Basic Energy Services Assets From Chapter 11 Bankruptcy
HOUSTON, TX--(October 1, 2021) - Ranger Energy Services, Inc. (NYSE: RNGR) has closed its previously announced acquisition of certain assets of Basic Energy Services, Inc. and its subsidiaries through its controlled subsidiary Ranger Energy Acquisition, LLC. The assets were sold by Basic as part of its bankruptcy process. The agreement to purchase the assets was approved by the United States Bankruptcy Court on September 23, 2021. The purchase price of approximately $36.65 million was paid with proceeds from the private placement described below.
Stuart Bodden, President and Chief Executive Officer of Ranger stated, “We are pleased with the purchase price of the Basic assets, and we look forward to welcoming a number of Basic personnel into the Ranger family. In addition to assets, this transaction gives Ranger access to many talented field personnel and managers that worked at Basic. I would also like to thank the Ranger team for their tireless work over the last two weeks to lay the groundwork for what I know will be a successful integration as we continue to build value for our stockholders.”
As previously announced, in connection with the acquisition, the Company’s controlled subsidiary RNGR Energy Services, LLC entered into a credit facility on September 27, 2021 with Eclipse Business Capital LLC as the sole administrator and collateral agent and Eclipse Business Capital SPV, LLC as the sole lender, for a new $77.5 million credit facility consisting of a $50 million revolving credit facility, a $12.5 million M&E term loan facility and a $15 million term loan B facility.
Concurrent with the close of the acquisition, the Company also closed its previously announced private placement of $42 million of shares of its newly issued Series A Convertible Preferred Stock to certain accredited investors.
In addition, concurrent with the close of the acquisition, Ranger LLC and the Company completed the previously announced redemption of the outstanding units of Ranger LLC and of corresponding shares of Class B Common Stock of the Company held by affiliates of CSL Capital Management, L.P. and Bayou Well Holdings Company, LLC for an equivalent number of shares of Class A Common Stock of the Company. Following the redemptions, no shares of Class B Common Stock of the Company are issued and outstanding.

Conference Call
The Company will host a conference call to discuss the acquisition on October 4, 2021 at 10:30 a.m. Central Time (11:30 a.m. Eastern Time). To join the conference call from within the United States, participants may dial 1-833-255-2829. To join the conference call outside of the Unites States, participants may dial 1-412-902-6710. When instructed, please ask the operator to join the Ranger Energy Services, Inc. call. Participants are encouraged to login to the webcast or dial in to the conference call approximately ten minutes prior to the start time. The Company will make a presentation available before the start of the conference call. To view the presentation or listen via live webcast, please visit the Investor Center section of the Company’s website, http://www.rangerenergy.com.
An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing 1-877-344-7529 within the United States or 1-412-317-0088 outside of the United States. The conference call replay access code is 10160762. The replay will also be available in the Investor Center section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.
Advisors
Piper Sandler is serving as exclusive financial advisor to the Company with respect to the Basic asset acquisition and sole placement agent with respect to the debt financing and private placement of Preferred Stock. Winston & Strawn LLP is serving as legal counsel to the Company.
About Ranger Energy Services, Inc.
Ranger is an independent provider of well service rigs and associated services in the United States, with a focus on unconventional horizontal well completion and production operations. Ranger also provides services necessary to bring and maintain a well on production. The Processing Solutions segment engages in the rental, installation, commissioning, start-up, operation and maintenance of MRUs, Natural Gas Liquid stabilizer and storage units and related equipment.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements represent Ranger’s expectations or beliefs concerning future events and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ranger’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ranger does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ranger to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in our filings with the Securities and Exchange Commission. The risk factors and other factors noted in Ranger’s filings with the SEC could cause its actual results to differ materially from those contained in any forward-looking statement.

Company Contact:
J. Brandon Blossman
Chief Financial Officer
(713) 935-8900
Brandon.Blossman@rangerenergy.com